UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 6, 2013

Commission File No.	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number
1-8180	TECO ENERGY, INC.	59-2052286
(a Florida corporation) TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111

1-5007	TAMPA ELECTRIC COMPANY	59-0475140
(a Florida corporation) TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events

On September 6, 2013, Tampa Electric Company (the “Company”) and all of the intervenors in its Tampa Electric division base rate proceeding (the Office of Public Counsel, the Florida Industrial Power Users Group, the Florida Retail Federation, the Federal Executive Agencies, and WCF Hospital Utility Alliance) filed with the Florida Public Service Commission (FPSC) a joint motion for the FPSC to approve a stipulation and settlement agreement (the “Agreement”), which would resolve all matters in Tampa Electric’s pending base rate proceeding.

The Agreement provides for the following revenue increases: $57.5 million effective November 1, 2013, an additional $7.5 million effective November 1, 2014, an additional $5 million effective November 1, 2015, and an additional $110 million effective January 1, 2017 or the date that the expansion of the Company’s Polk Power Station goes into service, whichever is later. The Agreement provides that Tampa Electric’s allowed regulatory return on equity (“ROE”) would be a mid-point of 10.25% with a range of plus or minus 1%, with a potential increase to 10.50% if U.S. treasury bond yields exceed a specified threshold. The Agreement provides that Tampa Electric cannot file for additional rate increases until 2017 (to be effective in 2018), unless its earned ROE were to fall below 9.25% (or 9.5% if the allowed ROE is increased as described above) before that time. If its earned ROE were to rise above 11.25% (or 11.5% if the allowed ROE is increased as described above) any party to the Agreement other than the Company could seek a review of Tampa Electric’s base rates. Under the Agreement, the allowed equity in the capital structure is 54% from investor sources of capital.

The Agreement would not become effective unless approved by the FPSC. It is expected that the FPSC will consider approval by the end of September.

A copy of the Agreement (excluding exhibits) is filed as Exhibit 99.1 to this report and is incorporated herein by reference. The foregoing description of Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith.

Item 7.01.	Regulation FD Disclosure

On September 6, 2013, the Company issued a press release regarding the Agreement. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The press release is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Stipulation and Settlement Agreement, dated as of September 6, 2013, by and among Tampa Electric Company, the Office of Public Counsel, the Florida Industrial Power Users Group, the Florida Retail Federation, the Federal Executive Agencies, and WCF Hospital Utility Alliance.

99.2	Press Release, dated September 9, 2013.

Note: This report contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results may differ materially from those forecasted. The forecasted results are based on the Company’s current expectations and assumptions, and the Company does not undertake to update that information or any other information contained in this report, except as may be required by law. Factors that could impact actual results include: changes in the terms of the Agreement by the FPSC, or failure to obtain approval of the settlement by the FPSC. Additional information is contained under “Risk Factors” in TECO Energy, Inc.‘s Annual Report on Form 10-K for the period ended Dec. 31, 2012, and as updated in subsequent SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2013		TECO ENERGY, INC.
(Registrant)

	By:	/s/ Sandra W. Callahan
Sandra W. Callahan
Senior Vice President-Finance and Accounting and Chief Financial Officer (Chief Accounting Officer)

Date: September 9, 2013		TAMPA ELECTRIC COMPANY
(Registrant)

	By:	/s/ Sandra W. Callahan
Sandra W. Callahan
Vice President-Finance and Accounting and Chief Financial Officer (Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Stipulation and Settlement Agreement, dated as of September 6, 2013, by and among Tampa Electric Company, the Office of Public Counsel, the Florida Industrial Power Users Group, the Florida Retail Federation, the Federal Executive Agencies, and WCF Hospital Utility Alliance.

99.2	Press Release, dated September 9, 2013.